                                                                     EXHIBIT (j)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated March 18, 2004, relating to the financial statements and financial highlights which appears in the January 31, 2004 Annual Report to the Shareholders of SunAmerica Series Trust, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants and Legal Counsel" in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York
April 15, 2004